UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  October 14, 2005

SMALL WORLD KIDS, INC.

(Exact Name Of Registrant Specified In Charter)

NEVADA	333-68532	95-388130
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

5711 Buckingham Parkway, Culver City, CA 90230

(Address Of Principal Executive Offices) (Zip Code)

(310) 645-9680

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(d)        ELECTION OF DIRECTORS

On October 14,2005, the Company’s Board of Directors elected Robert Lautz as a director. Mr. Lautz is a Managing Director of St. Cloud Capital Partners L.P.(“St. Cloud”). Pursuant to the Note Purchase Agreement dated as of September 7,2004 (the “Purchase Agreement”), St. Cloud has the right to appoint its designee to the Company’s Board of Directors, and has designated Mr. Lautz to replace Cary Fitchey who resigned from the Board on September 30, 2005. Under the Purchase Agreement, as amended on July 20,2005, St. Cloud has advanced to the Company an aggregate of $2,000,000, and, in connection therewith, has received an aggregate of 737,500 shares of the Company’s Common Stock and warrants to purchase an aggregate of 787,500 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 18th day of October, 2005.

By:	/s/ Debra Fine
Debra Fine
Chief Executive Officer and President